EXHIBIT 11.1
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
COMPUTATION OF PER SHARE EARNINGS
Three-Month, Nine-Month and Twelve-Month
Periods Ended September 30, 1997
                                                                                 Fully
Three Months Ended September 30, 1997:                         Primary          Diluted
============================================                 ==========        ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at September 30, 1997    62,747,931        62,747,931
  Dilutive Effect for Nonqualified Stock Options
        at September 30, 1997                                   281,493           287,962
                                                             ----------        ----------
Weighted Average Shares at September 30, 1997                63,029,424        63,035,893
                                                             ==========        ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
(Dollars in thousands)

  Net Income                                                  $  35,869         $  35,869
  Dividend Requirements on Preferred Shares                           0                 0
                                                              ---------         ---------
  Balance Available for Common Shareholders                   $  35,869         $  35,869
                                                              =========         =========
Earnings Per Average Common Share                                 $0.56(a)          $0.56(a)
                                                              =========         =========
                                                                                 Fully
Nine Months Ended September 30, 1997:                          Primary          Diluted
============================================                  ==========       ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at September 30, 1997     61,722,982       61,722,982
  Dilutive Effect for Nonqualified Stock Options
        at September 30, 1997                                    260,814          287,962
                                                              ----------       ----------
Weighted Average Shares at September 30, 1997                 61,983,796       62,010,944
                                                              ==========       ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
(Dollars in thousands)

  Net Income                                                  $  134,943       $  134,943
  Dividend Requirements on Preferred Shares                            0                0
                                                              ----------       ----------
  Balance Available for Common Shareholders                   $  134,943       $  134,943
                                                              ==========       ==========
Earnings Per Average Common Share                                  $2.17(a)         $2.17(a)
                                                              ==========       ==========

                                                                                Fully
Twelve Months Ended September 30, 1997:                         Primary         Diluted
============================================                  ==========       ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at September 30, 1997     61,392,733       61,392,733
  Dilutive Effect for Nonqualified Stock Options
        at September 30, 1997                                    249,327          287,962
                                                              ----------       ----------
Weighted Average Shares at September 30, 1997                 61,642,060       61,680,695
                                                              ==========       ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
(Dollars in thousands)

  Net Income                                                   $ 186,352        $ 186,352
  Dividend Requirements on Preferred Shares                            0                0
                                                               ---------        ---------
  Balance Available for Common Shareholders                    $ 186,352        $ 186,352
                                                               =========        =========
Earnings Per Average Common Share                                  $3.02(a)         $3.02(a)
                                                               =========        =========

(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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